UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                            November 8, 2012

ServisFirst Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-53149	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K with respect to the Purchase Agreement is incorporated by reference into this Item 1.01.

Section 2 Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 8, 2012, ServisFirst Bancshares, Inc. (“ServisFirst”) redeemed all of its outstanding 8.5% Junior Subordinated Deferrable Interest Debentures due 2038 (the “Junior Subordinated Debentures”), which were held by ServisFirst Capital Trust I, and ServisFirst Capital Trust I redeemed all of its outstanding 8.5% Trust Preferred Securities and 8.5% Common Securities of ServisFirst.

On November 9, 2012, ServisFirst entered into a Note Purchase Agreement (the “Purchase Agreement”) with certain accredited investor purchasers (each, a “Purchaser” and collectively, the “Purchasers”), pursuant to which ServisFirst received commitments to purchase an aggregate principal amount of $20,000,000 of 5.50% Subordinated Notes due November 9, 2022 (individually, a “Note” and collectively, the “Notes”). Contemporaneously with the execution and delivery of the Purchase Agreement, ServisFirst issued an aggregate principal amount of $18,600,000 of the Notes, and anticipates issuing the remaining $1,400,000 in principal amount of the Notes promptly upon payment therefor by the applicable Purchasers.

In connection with the Purchase Agreement, each Purchaser has represented that it qualifies as an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are intended to qualify as Tier 2 Capital under applicable rules and regulations of the Federal Reserve Board. The purchase price for each Note is 100% of the principal amount thereof.

The following description of the Notes and the Purchase Agreement is qualified in its entirety by reference to the form of the Notes and the Purchase Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Maturity of the Notes. The Notes mature on November 9, 2022.

Security for the Notes. The Notes are not secured by any assets of ServisFirst or any other collateral.

Interest. Interest on the Notes is payable, in accordance with the terms of the Purchase Agreement and the form of Note, at a fixed rate of five and one-half percent (5.50%) per annum, with interest payment dates of June 30 and December 31 of each year, beginning on December 31, 2012. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Subordination. The Notes are subordinated obligations and will be subject, and subordinate and junior in right of payment, to the claims of all of ServisFirst’s general creditors, whether now outstanding or hereafter incurred.

Prepayments. The Notes may not be prepaid by ServisFirst prior to November 9, 2015. From and after November 9, 2015, ServisFirst may prepay all, or from time to time, any part of the Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under Federal Reserve Board regulations to obtain prior approval from the Federal Reserve Board before making any prepayment.

Covenants. The Purchase Agreement requires ServisFirst to, among other things, restructure any portion of the Notes that ceases to be deemed Tier 2 Capital (other than due to the limitation imposed by the Federal Reserve Board on the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the Notes).

The Purchase Agreement restricts, among other things, ServisFirst’s ability to, if an event of default under the Purchase Agreement has occurred and is continuing:

☐	declare or pay dividends on, make distributions with respect to, or redeem, repurchase, acquire or make any liquidation payment with respect to, any of ServisFirst’s capital stock; and

☐	make any payments of interest, principal or premium on, or repay, repurchase or redeem, any of ServisFirst’s indebtedness that ranks equally with or junior to the Notes.

Events of Default; Remedies. The terms of the Purchase Agreement and the Notes include customary representations and warranties, customary covenants (including those described above) and customary events of default.

The Notes may not be declared due and payable or otherwise accelerated unless (a) a court or governmental authority enters an order appointing, without consent by ServisFirst or its state bank subsidiary, ServisFirst Bank (“SFB”), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of ServisFirst or SFB, or any such petition is filed against ServisFirst or SFB and such petition is not dismissed within 60 days, or (b) ServisFirst or SFB files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law in any jurisdiction, and then, in each case, only if the holders of more than 50% of the principal amount of the Notes at that time outstanding (the “Required Holders”) elect to do so and the Federal Reserve Board approves such acceleration, if such approval is required. In addition, if ServisFirst receives written notification from the Federal Reserve Board that the Notes do not constitute Tier 2 Capital and thereafter any event of default occurs, the Required Holders may declare the Notes immediately due and payable.

Transfer Restrictions. The Notes have not been registered under the Securities Act in reliance upon the exemption provided by Regulation D under the Securities Act, and are subject to restriction on transfer. Notes may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder of Notes except pursuant to an effective registration statement, or an opinion of counsel, or other evidence obtained by the Note holder and in all respects satisfactory to ServisFirst.

Use of Proceeds. ServisFirst used the net proceeds from the offering of the Notes to redeem a portion of the Junior Subordinated Debentures, and intends to use the remaining net proceeds from the offering of the Notes for general corporate purposes.

Item 8.01 – Other Events.

Issuance of 5.50% Subordinated Notes Due November 9, 2022

Please see the disclosure under “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” with respect to the issuance by ServisFirst on November 9, 2012 of the Notes.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Note Purchase Agreement, dated November 9, 2012, between ServisFirst Bancshares, Inc. and certain accredited investors [filed herewith]
4.2	Form of 5.50% Subordinated Note due November 9, 2022 [filed herewith]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

/s/ Thomas A. Broughton III
Dated: November 15, 2012	By: Thomas A. Broughton III
Chief Executive Officer